United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(594,371)
Unrealized Gain (Loss) on Market Value of Futures	1,431,352
Dividend Income	1,387
Interest Income	602
ETF Transaction Fees	350
Total Income (Loss)	$839,320

Expenses
General Partner Management Fees	$32,860
SEC & FINRA Registration Expense	3,945
Brokerage Commissions	3,928
Prepaid Insurance Expense	863
NYMEX License Fee	822
Non-interested Directors' Fees and Expenses	530
Other Expenses	30,132
Total Expenses	73,080
Expense Waiver	(21,912)
Net Expenses	$51,168
Net Income (Loss)	$788,152

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/12	$66,308,785
Withdrawals (50,000 Units)	(2,871,449)
Net Income (Loss)	788,152

Net Asset Value End of Month	$64,225,488
Net Asset Value Per Unit (1,100,000 Units)	$58.39

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612